As filed with the Securities and Exchange Commission on June 11, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SONIDA SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2678809
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

14755 Preston Road, Suite 810

Dallas, Texas 75254

(972) 770-5600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tabitha T. Bailey

Chief Legal Officer

Sonida Senior Living, Inc.

14755 Preston Road, Suite 810

Dallas, Texas 75254

(972) 770-5600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Beth E. Berg

Michael P. Heinz

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

(312) 853-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Prospectus

SONIDA SENIOR LIVING, INC.

Up to 17,109,184 Shares of Common Stock

This prospectus relates to the offer and resale, from time to time, by the selling securityholders named in this prospectus (the “Selling Stockholders”) of up to 17,109,184 shares of the common stock, par value $0.01 per share (the “common stock”), of Sonida Senior Living, Inc. (“Sonida” or the “Company”), consisting of (a) 16,077,934 shares of common stock held by the Selling Stockholders and (b) up to 1,031,250 shares of common stock issuable upon the exercise, at an exercise price of $40.00 per share, of warrants held by certain of the Selling Stockholders.

With respect to the shares of our common stock covered by this prospectus, such shares were acquired by the Selling Stockholders pursuant to the following transactions: (a) certain financing transactions in November 2021, including a private placement transaction involving the issuance of warrants and a public rights offering; (b) private placement transactions pursuant to an equity commitment agreement, dated June 29, 2023; (c) a private placement transaction that occurred in two closings on February 1, 2024 and March 22, 2024; (d) an underwritten public offering that closed on August 19, 2024; (e) certain open market purchases of our common stock in October 2024 and January 2025; and (f) private placement transactions that closed on March 11, 2026.

This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or similar transactions. We are registering the resale, from time to time, of the shares of common stock covered by this prospectus pursuant to the registration rights that we have granted to the Selling Stockholders pursuant to the requirements of that certain Amended and Restated Registration Rights Agreement, dated as of March 10, 2026 (the “Registration Rights Agreement”), among the Company, Conversant Dallas Parkway (A) LP, Conversant Dallas Parkway (B) LP, Conversant Dallas Parkway (D) LP, Conversant Dallas Parkway (F) LP, Conversant PIF Aggregator A LP, CPIF Sparti SAF, L.P., CPIF K Co-Invest SPT A, L.P., Silk Partners, LP, and PF Investors, LLC.

We will not receive any of the proceeds from the sale by the Selling Stockholders of the common stock hereunder.

The Selling Stockholders may sell any or all of the shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. Information on the Selling Stockholders and the times and manners in which they may offer and sell such shares of common stock is described under the sections entitled “Selling Stockholders” and “Plan of Distribution,” respectively, in this prospectus. While we will bear all costs, expenses and fees in connection with the registration of such shares, we will not receive any of the proceeds from the sale of such shares by the Selling Stockholders.

Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “SNDA.” On June 10, 2026, the last reported sale price of our common stock on the NYSE was $35.85.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.

The address of our principal executive offices is 14755 Preston Road, Suite 810, Dallas, Texas 75254. Our phone number is (972) 770-5600.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 2 of this prospectus and in Item 1A Risk Factors in the Company’s most recent Annual Report on Form 10-K and the other filings the Company makes with the Securities and Exchange Commission from time to time before you make an investment in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 11, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is filed as part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under the shelf registration process, the Selling Stockholders may, from time to time, offer and sell or otherwise dispose of up to 17,109,184 shares of our common stock in one or more transactions as described in the section of this prospectus entitled “Plan of Distribution.” As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the heading “Where You Can Find More Information; Incorporation by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to make any representation or provide any different information to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information; Incorporation by Reference.”

Unless otherwise indicated, all references in this prospectus to “Sonida,” the “Company,” “we,” “us,” and “our” mean Sonida Senior Living, Inc. and its consolidated subsidiaries. In this prospectus, we sometimes also refer to our common stock as the “securities.”

This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated into this prospectus by reference include forward-looking statements within the meaning of sections 27A of the Securities Act and 21E of the Exchange Act. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements can be identified by the use of forward looking terminology including “may,” “will,” “would,” “intend,” “could,” “believe,” “anticipate,” “project,” “plans,” “expect,” “estimate,” “continue,” “should” or other similar words or the negatives thereof or other variations thereon or comparable terminology.

Forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under “Item 1A Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, and also include the following: the Company’s ability to generate sufficient cash flows from operations, proceeds from equity issuances and debt financings, and proceeds from the sale of assets to satisfy its short and long-term debt obligations and to fund the Company’s acquisitions and capital improvement projects to expand, redevelop, and/or reposition its senior living communities; increased competition for, or a shortage of, skilled workers, including due to general labor market conditions, along with wage pressures resulting from such increased competition, low unemployment levels, use of contract labor, minimum wage increases and/or changes in immigration and overtime laws; elevated market interest rates that increase the cost of certain of our debt obligations; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures, in particular the Company’s ability to refinance its bridge facility used to fund a portion of the cash consideration required for the CHP Merger (as defined below) on the terms and within the timeline expected, or at all; the Company’s compliance with its debt agreements, including certain financial covenants, and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all, including the possibility that the expected benefits and the Company’s projections related to such acquisitions may not materialize as expected; litigation relating to the merger completed on March 11, 2026 with CNL Healthcare Properties, Inc., (the “CHP Merger”) that has been or could be instituted against CNL Healthcare Properties, Inc. (“CHP”), the Company and our respective directors; our ability to integrate our business with CHP successfully, and to achieve the anticipated benefits; the possibility that companies that the Company has acquired (including CHP) or may acquire could have undiscovered liabilities, or that companies or assets that the Company has acquired (including CHP) or may acquire could involve other unexpected costs or may strain the Company’s management capabilities; potential adverse reactions or changes to business relationships resulting from the CHP Merger; the risk of oversupply and increased competition in the markets in which the Company operates; the Company’s ability to maintain internal controls over financial reporting; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; risks associated with current global economic conditions and general economic factors such as elevated labor costs due to shortages of medical and non-medical staff, competition in the labor market, increased costs of salaries, wages and benefits, and immigration laws, the consumer price index, commodity costs, fuel and other energy costs, supply chain disruptions, increased insurance costs, tariffs, elevated interest rates and tax rates; the impact from or the potential emergence and effects of a future epidemic, pandemic, outbreak of infectious disease or other health crisis; the Company’s ability to maintain the security and functionality of its information systems, to prevent a cybersecurity attack or breach, and to comply with applicable privacy and consumer protection laws, including The Health Insurance Portability and Accountability Act of 1996, as amended; and changes in accounting principles and interpretations.

We caution you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or outcomes that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward-looking statements in this prospectus and the documents incorporated into this prospectus by reference apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this prospectus and the documents incorporated by reference into this prospectus. Except as required by applicable law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

SONIDA SENIOR LIVING, INC.

We are one of the leading owner-operators of senior housing communities in the United States in terms of resident capacity. We and our predecessors have provided senior housing since 1990. As of March 31, 2026, we owned, managed, or invested in 165 senior housing communities with over 16,400 total units across 35 states, including 153 owned senior housing communities (inclusive of 54 managed by third-party property managers, 15 leased pursuant to triple-net leases, three owned through a joint venture investment in a consolidated entity and four owned through a joint venture investment in an unconsolidated entity) and 12 communities that we managed on behalf of a third-party.

We generally provide residential housing and services to people aged 75 years and older, including independent living, assisted living, and memory care services. Many of our communities offer a continuum of care to meet our residents’ needs as they change over time by integrating independent living, assisted living, and memory care, which may be bridged by home care through independent home care agencies. Our integrated approach sustains residents’ autonomy and independence based on their physical and cognitive abilities.

Our principal executive office is located at 14755 Preston Road, Suite 810, Dallas, Texas 75254. Our phone number is (972) 770-5600 and our website address is www.sonidaseniorliving.com. Information contained on our website does not constitute part of this prospectus or any prospectus supplement.

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included in or incorporated by reference into this prospectus and any prospectus supplement, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, each of which is incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These risks, and additional risks not known to us or that we currently believe are immaterial, could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment. For more information, see the sections entitled “Information Regarding Forward-Looking Statements” and “Where You Can Find More Information; Incorporation by Reference.”

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered shares of common stock are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided below.

We file reports, proxy statements and other information with the SEC. These filings include our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements on Schedule 14A, as well as any amendments to those reports and proxy statements. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Relations” at www.sonidaseniorliving.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not, and should not be deemed to be, a part of this prospectus or the registration statement of which this prospectus is a part and you should not rely on any such information in making your decision whether to purchase shares of our common stock.

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in our securities, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus (1) the documents listed below that we have previously filed with the SEC (file number 001-13445) and (2) any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act following the date of this prospectus and prior to the termination of the offering covered by this prospectus and any prospectus supplement, in each case other than information furnished to the SEC (including information furnished under Items 2.02 or 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit), which is not deemed filed under the Exchange Act and is not incorporated by reference into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 11, 2026;

•

the portions of our Definitive Proxy Statement on Schedule 14A for the 2026 Annual Meeting of Stockholders filed with the SEC on April  27, 2026, that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

•

our Current Reports on Form 8-K, filed with the SEC on January 5, 2026, February 13, 2026, February 23, 2026, February 26, 2026, March 11, 2026 (Acc No.  0001193125-26-101103), March 11, 2026 (Acc No. 0001193125-26-102271), April 22, 2026, May 11, 2026 (Item 8.01 only), May 13, 2026, May 18, 2026 and June 1, 2026 (Item 5.02 and Exhibit 10.1 only); and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October  3, 1997, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.9 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus. Requests for such documents should be directed to:

Sonida Senior Living, Inc.

14755 Preston Road, Suite 810

Dallas, Texas 75254

(972) 770-5600

Attention: Tabitha T. Bailey

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any prospectus supplement.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the Selling Stockholders, and we will not receive any proceeds from the sale of these shares. The Selling Stockholders will pay any underwriting discounts, selling commissions and stock transfer taxes incurred by the Selling Stockholders in connection with the sale of the shares of our common stock. Pursuant to the Registration Rights Agreement, we will bear all other fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration, filing and printing fees and expenses, fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the rights of our common stock and related provisions of our Second Restated Certificate of Incorporation (our “Certificate of Incorporation”), and our Second Amended and Restated Bylaws, as amended (our “Bylaws”). The following description of our common stock is intended as a summary only and is qualified in its entirety by reference to our Certificate of Incorporation and our Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. In this “Description of Capital Stock,” unless the context requires otherwise, references to “we,” “us,” “our,” and the “Company” refer to Sonida Senior Living, Inc. and not any of its subsidiaries.

Authorized Capitalization

As of June 5, 2026, our authorized capital stock consisted of 100,000,000 shares of common stock, par value $0.01 per share, and 15,000,000 shares of preferred stock, par value $0.01 per share. As of June 5, 2026, there were 47,367,303 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding.

Common Stock

Subject to the provisions of our Certificate of Incorporation and limitations prescribed by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, we may issue our common stock from time to time upon such terms and for such consideration as may be determined by our Board. Generally, the issuance of common stock, up to the aggregate amounts authorized by our Certificate of Incorporation and any limitations prescribed by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, will not require approval of our stockholders.

Voting Rights

The holders of our common stock are entitled to one (1) vote per share on all matters to be voted on by stockholders generally, including the election of directors. There are no cumulative voting rights, meaning that the holders of a majority of the shares voting for the election of directors can elect all of the directors standing for election.

Dividend Rights

The holders of our common stock are entitled to receive dividends (payable in cash, stock or otherwise), subject to any rights and preferences of any outstanding shares of preferred stock, but only when and as declared by our Board out of the assets legally available for dividend payments.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Company, after there is paid to or set aside for the holders of any class of stock having preference over our common stock the full amount to which such holders are entitled, then the holders of our common stock will be entitled, after payment or provision for payment of all debts and liabilities of the Company, to receive the remaining assets of the Company available for distribution, ratably in proportion to the number of shares of common stock held by them.

Other Matters

Our common stock carries no preemptive or other subscription rights to purchase shares of our common stock and is not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “SNDA”. Our transfer agent and registrar is Computershare Trust Company, N.A. The telephone number for Computershare Trust Company, N.A. is (866) 267-2831.

The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock.

Preferred Stock

Subject to the provisions of our Certificate of Incorporation and limitations prescribed by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, we may issue our preferred stock in one or more series from time to time upon such terms and for such consideration as may be determined by our Board. Generally, the issuance of preferred stock, up to the aggregate amounts authorized by our Certificate of Incorporation and any limitations prescribed by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, does not require approval of our stockholders. Our Board has the authority to determine the number of shares of, and the rights, preferences and limitations of, each series of our preferred stock, including, without limitation, the dividend rights, voting powers, preemptive rights, conversion or exchange rights, redemption rights, and liquidation preferences of any series of our preferred stock.

Investor Rights Agreement

On March 10, 2026, the Company entered into the Amended and Restated Investor Rights Agreement (the “Investor Rights Agreement”) with Conversant Dallas Parkway (A) LP (“Conversant Fund A”), Conversant Dallas Parkway (B) LP (“Conversant Fund B”), Conversant Dallas Parkway (D) LP, Conversant Dallas Parkway (F) LP, Conversant PIF Aggregator A LP, CPIF Sparti SAF, L.P. and CPIF K Co-Invest SPT A, L.P. (collectively, the “Conversant Parties”), and Silk Partners, LP (“Silk” and, together with the Conversant Parties, the “Investors”).

Board Designation and Other Governance Rights

Under the Investor Rights Agreement, Conversant Fund A has certain board designation and other governance rights, including, among other things: (a) the right to designate (i) three directors for inclusion in the Company’s slate of individuals nominated for election to the Board (each individual nominated, an “Investor Board Representative”) if the beneficial ownership of the Conversant Parties, together with their affiliates (collectively, the “Conversant Entities”), of outstanding shares of our common stock on an as-converted basis is at least 20% (provided that one of such Investor Board Representatives shall be required to be “independent” in accordance with the applicable rules and regulations of the SEC and the NYSE), (ii) two Investor Board Representatives, if the beneficial ownership of the Conversant Entities on an as-converted basis is less than 20%, but at least 15%, and (iii) one Investor Board Representative, if the beneficial ownership of the Conversant Entities on an as-converted basis is less than 15% and prior to the Beneficial Ownership Threshold Date; (b) the right to designate the Board chairperson for so long as the Conversant Entities beneficially own at least 5% of the outstanding shares of our common stock on an as-converted basis; (c) the right to designate one member of the Board’s Nominating and Corporate Governance Committee, for so long as the Conversant Entities beneficially own at least 10% of the outstanding shares of our common stock on an as-converted basis (provided that such member will be required to be “independent” in accordance with the applicable rules and regulations of the SEC and the New York Stock Exchange); and (d) the right to consent to any increase in the size of the Board in excess of nine members prior to the Beneficial Ownership Threshold Date (as defined below).

Pursuant to the Investor Rights Agreement, so long as the beneficial ownership of the Conversant Entities on an as-converted basis is at least 15%, the Company must obtain the prior approval (not to be unreasonably withheld, conditioned or delayed) of Conversant Fund A before taking certain specified actions, including a material change in the principal business of the Company, entry into an agreement with respect to, or consummation of, any acquisition of another business involving the payment, contribution or assignment by or to the Company of money or assets in an amount exceeding $10,000,000, issuances of equity representing a value or number of shares equal to 20% or more of outstanding shares of our common stock on an as-converted basis as of November 3, 2021 (the date of the original investor rights agreement between the Company and affiliates of Conversant), sale of equity securities of any subsidiary of the Company to a third-party, changes of control, liquidation, dissolution or bankruptcy filings, certain dividends or redemptions on junior equity, incurring new indebtedness (other than refinancing existing indebtedness) such that the aggregate indebtedness following therefrom is in excess of 105% of the aggregate indebtedness of the Company and its subsidiaries as of December 31 of the prior year, or authorizing or issuing parity stock, Series A Preferred Stock or senior stock, in each case as set forth in the Investor Rights Agreement. Prior to the Beneficial Ownership Threshold Date, Silk also has the right to designate one Investor Board Representative.

The “Beneficial Ownership Threshold Date” is defined as (i) on or prior to the date of the Company’s 2029 annual meeting of stockholders, the date on which the Conversant Entities or Silk, together with its affiliates (the “Silk Entities”), as applicable, beneficially own less than the lesser of (a) 4% of the outstanding shares of our common stock on an as-converted basis or (b) the number of shares of our common stock held by the Silk Entities on March 11, 2026 (proportionately adjusted for any subdivision or combination of our common stock by stock split, reverse stock split, dividend, reorganization, recapitalization or otherwise) and (ii) following the date of the Company’s 2029 annual meeting of stockholders, the date on which the Conversant Entities or the Silk Entities, as applicable, beneficially own less than 5% of the outstanding shares of our common stock on an as-converted basis.

For so long as Conversant Fund A or Silk have the right to designate an Investor Board Representative to be nominated to the Board, members of the Board other than the Investor Board Representative(s) have the exclusive right to designate persons on behalf of the Board for election at annual stockholders meetings for, or to fill vacancies in, all director positions, other than the Investor Board Representative(s). As of the date of this prospectus, Conversant Fund A has designated Benjamin P. Harris, Robert T. Grove, and Michael Simanovsky as Conversant’s Investor Board Representatives, with Mr. Simanovsky as the Chairman of the Board, and Silk has designated Sam Levinson as Silk’s Investor Board Representative.

Preemptive Rights

Each of the Conversant Parties has preemptive rights, for so long as the Conversant Entities beneficially own at least 14.9% of the outstanding shares of our common stock on an as-converted basis, subject to certain exceptions.

Standstill; No Transfer Restrictions

For a period of 18 months following the date of the Investor Rights Agreement, the Investors are subject to standstill provisions pursuant to which, among other things and subject to certain exceptions, they are prohibited from directly or indirectly (i) submitting stockholder proposals, taking any action to nominate directors, remove directors or change the composition of the Board (in each case, other than Investor Board Representatives appointed by Conversant Fund A or Silk, as applicable), engaging in any proxy solicitation with respect to our common stock or (ii) initiating or proposing a call for a special meeting of the Company’s stockholders. Shares of our common stock issued to the Conversant Investors and Silk pursuant to those certain Investment Agreements, each dated November 4, 2025, between the Company and each such investor are not subject to contractual transfer restrictions.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement, a copy of which is incorporated by reference as Exhibit 4.3 to the registration statement of which this prospectus forms a part.

Registration Rights Agreement

On March 10, 2026, the Company and the Investors entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company was required to file this shelf registration statement registering the resale of up to 17,109,184 shares of common stock held by or issuable to the Investors (the “Registrable Securities”). Additionally, pursuant to the terms of the Registration Rights Agreement, the Conversant Parties will have two demand registration rights and Silk and PF Investors, LLC (together, the “Silk Parties”) will have one such demand registration right. The Conversant Parties and the Silk Parties, collectively, will be permitted to make four demands that the Company consummate a “takedown” off of any such registration statement within any 12-month period (subject to certain limitations and customary conditions, including a minimum aggregate offering price of $10,000,000). Furthermore, the Conversant Parties and the Silk Parties will have piggyback registration rights when the Company proposes to register its equity securities. The Company will be required to bear all expenses incurred in connection with the filing of any such registration statements and any such offerings, other than underwriting discounts and commissions on the sale of Registrable Securities. For so long as the Conversant Parties or the Silk Parties, as applicable, beneficially own 5% or more of the outstanding shares of the Company’s common stock on an as-converted basis, they will agree to enter into customary lock-up agreements in connection with any underwritten public offering of the Company’s equity securities (with the applicable lock-up period not to exceed 60 days) with managing underwriters of such offering. The Registration Rights Agreement will terminate upon the earlier of (a) the date when all Registrable Securities have been sold, and (b) the later of (i) the date when the Conversant Parties or the Silk Parties, as applicable, are able to sell all of their securities pursuant to Rule 144 promulgated under the Securities Act, as amended, without being subject to volume or manner of sale limitations thereunder and (ii) the Conversant Parties or the Silk Parties, as applicable, together with their affiliates, collectively beneficially own less than 10% of the outstanding shares of the Company’s common stock on an as-converted basis.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is incorporated by reference as Exhibit 4.4 to the registration statement of which this prospectus forms a part.

Warrants

In connection with certain financing transactions completed in November 2021, the Company issued to the Conversant Fund A and Conversant Fund B an aggregate of 1,031,250 warrants, each evidencing the right to purchase one share of common stock at a price per share of $40.00, subject to certain adjustments. The warrants may be exercised (which may be on a “cashless exercise” basis) until 5:00 p.m. New York City time on November 3, 2027.

Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws and Delaware General Corporation Law

Our Certificate of Incorporation, our Bylaws and the Delaware General Corporation Law (the “DGCL”) contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are designed to, among other things, discourage coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of us to first negotiate with our Board in hopes of improving the terms of any such takeover bids.

Authorized but Unissued Capital Stock

As of June 5, 2026, we had 100,000,000 authorized shares of common stock and 15,000,000 authorized shares of preferred stock. Due to our authorized but unissued common stock and preferred stock, the Board may be able to discourage or make any attempt to obtain control of us more difficult.

Stockholder Action by Written Consent; Special Meetings of Stockholders.

Our Certificate of Incorporation and Bylaws provide that any action required or permitted to be taken by our stockholders must be taken at an annual or special meeting of stockholders, and may not be taken by the written consent of our stockholders, unless such consent is unanimous.

In addition, our Certificate of Incorporation and Bylaws provide that special meetings of stockholders may, subject to the rights of holders of any series of our preferred stock and unless otherwise prescribed by statute, be called only by our Board, the Chairman of our Board or stockholders possessing at least 25% of the voting power of the Company’s issued and outstanding voting stock. Only business within the purposes described in the notice of special meeting delivered in connection with any such special meeting may be conducted at such special meeting.

Amendment of Certificate of Incorporation; Bylaws

Our Certificate of Incorporation provides that, in addition to any affirmative vote required by applicable law, and subject to the rights granted to or held by any holders of any series of our preferred stock, an amendment thereof must be approved by the affirmative vote of the holders of not less than two-thirds of the voting power of the Company’s issued and outstanding voting stock, with certain exceptions.

Our Certificate of Incorporation and Bylaws grant our Board the power to adopt, amend and repeal our Bylaws upon the affirmative vote of at least a majority of the whole Board. Our stockholders may also adopt, amend or repeal our Bylaws by the affirmative vote of the holders of at least two-thirds of the voting power of our issued and outstanding voting stock.

Classified Board; Election and Removal of Directors

Our directors are divided into three (3) classes serving staggered three-year terms, with only one (1) class being elected each year by our stockholders. At each annual meeting of stockholders, directors are elected to succeed the class of directors whose terms have expired. Directors may be removed only for cause and by the affirmative vote of a majority of our shares of capital stock then entitled to vote at an election of directors.

Subject to the terms of the Investor Rights Agreement, a vacancy on our Board may be filled by the affirmative vote of a majority of the directors in office. Any director appointed to fill a vacancy serves for the remainder of the term of the class of directors in which the vacancy occurred.

The number of directors on our Board generally will be fixed exclusively by, and may be increased or decreased exclusively by, our Board, subject to the terms of the Investor Rights Agreement, but in no event will be less than three (3) nor more than fifteen (15).

Advance Notice Procedures for Director Nominations and Stockholder Proposals

The Bylaws provide the manner in which stockholders may give notice of business to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with certain information.

Delaware Anti-Takeover Law

We are a Delaware corporation subject to Section 203 of the DGCL, which regulates corporate acquisitions. Section 203 prevents an “interested stockholder,” which is defined generally as a person who, together with his, her or its affiliates and associates, owns 15% or more of a corporation’s outstanding voting stock, from engaging in a broad range of “business combinations” with the corporation for three (3) years after becoming an interested stockholder unless:

•	the board of directors of the corporation had previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned in employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	the business combination is approved by the board of directors of the corporation and holders of at least two-thirds of the outstanding voting stock, which is not owned by the interested stockholder;

The above description of Section 203 of the DGCL is intended as a summary only and is qualified in its entirety by reference to Section 203 of the DGCL.

Exclusive Forum

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal district court for the District of Delaware (or, if the federal district court for the District of Delaware does not have jurisdiction, the Court of Chancery of the State of Delaware) will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee or agent of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim against the Company or its directors, officers, employees or agents arising pursuant to any provision of the DGCL or the Certificate of Incorporation or Bylaws or (d) any action asserting a claim against the Company or its directors, officers, employees or agents governed by the internal affairs doctrine.

SELLING STOCKHOLDERS

This prospectus covers the resale or other disposition from time to time, in one or more offerings, by the Selling Stockholders identified in the table below of up to an aggregate of 17,109,184 shares of common stock, which were acquired by the Selling Stockholders pursuant to the following transactions: (a) certain financing transactions in November 2021, including a private placement transaction involving the issuance of warrants and a rights offering; (b) private placement transactions pursuant to an equity commitment agreement, dated June 29, 2023; (c) a private placement transaction that occurred in two closings on February 1, 2024 and March 22, 2024; (d) an underwritten public offering that closed on August 19, 2024; (e) certain open market purchases of our common stock in October 2024 and January 2025; and (f) private placement transactions that closed on March 11, 2026.

We are registering the above-referenced shares to permit the Selling Stockholders and their pledgees, donees, transferees, distributees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under section titled “Plan of Distribution” herein.

The following table sets forth information concerning the shares of common stock that may be offered from time to time by each Selling Stockholder. The number of shares beneficially owned by each Selling Stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power. Percentage ownership is based on 47,367,303 shares of our common stock outstanding as of June 5, 2026. In computing the number of shares beneficially owned by a Selling Stockholder and their percentage ownership, shares of common stock subject to options, warrants or other rights held by such Selling Stockholder that are currently exercisable or will become exercisable within 60 days of June 5, 2026 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other Selling Stockholder. For purposes of this table, we have assumed that the Selling Stockholders will have sold all of the shares covered by this prospectus upon the completion of one or more offerings. Each of the Selling Stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the Selling Stockholder unless noted otherwise.

The applicable prospectus supplement will disclose whether any of the Selling Stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of such prospectus supplement.

The information in the following table has been provided to us by or on behalf of the Selling Stockholders and the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of their shares after the date on which they provided us with information regarding their shares. A Selling Stockholder may sell all, some or none of its shares from time to time in one or more offerings. See the section titled “Plan of Distribution.”

Name of Selling Stockholders(1)	Prior to the Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(3)	After the Offering
	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned(2)		Number of Shares of Common Stock Beneficially Owned(4)	Percentage of Shares of Common Stock Beneficially Owned(2)
Conversant Capital LLC(5)	15,637,124	32.3%	14,035,619	1,601,505	3.3%
Seymour Pluchenik(6)	3,073,565	6.4%	3,073,565	—	—

(1)	The information in this table and the related notes is based upon information supplied by the Selling Stockholders and publicly available SEC filings.

(2)

The percentages indicated are based on (i) 47,367,303 shares of our common stock issued and outstanding on June 5, 2026, plus (ii) 1,031,250 shares of our common stock issuable in the aggregate upon exercise of warrants held by Conversant Dallas Parkway (A) LP (“Conversant Fund A”) and Conversant Dallas Parkway (B) LP (“Conversant Fund B”).

(3)

Assumes none of the shares of common stock offered hereby have been sold or otherwise transferred prior to the date of this prospectus in transactions exempt from the registration requirements of the Securities Act.

(4)	Assumes that, after the date of this prospectus and prior to completion of this offering, the Selling Stockholders will not acquire additional shares of common stock or other securities.
(5)

Consists of (i) 6,857,823 shares of our common stock held by Conversant Fund A, (ii) 807,115 shares of our common stock held by Conversant Fund B, (iii) 1,032,216 shares of our common stock held by Conversant Dallas Parkway (D) LP (“Conversant Fund D”), (iv) 648,942 shares of our common stock held by Conversant Dallas Parkway (F) LP (“Conversant Fund F”), (v) 3,199,998 shares of our common stock held by Conversant PIF Aggregator A LP (“Conversant Aggregator A”), (vi) 1,834,951 shares of our common stock held by CPIF Sparti SAF, L.P. (“CPIF SAF”), and (vii) 224,829 shares of our common stock held by CPIF K Co-Invest SPT A, L.P. (“CPIF K” and, together with Conversant Fund A, Conversant Fund B, Conversant Fund D, Conversant Fund F, Conversant Aggregator A and CPIF SAF, the “Conversant Investors”), plus (viii) 1,031,250 shares of our common stock issuable in the aggregate upon exercise of our warrants held by Conversant Fund A (for 968,538 shares of our common stock) and Conversant Fund B (for 62,712 shares of our common stock).

The address of the Conversant Investors is c/o Conversant Capital LLC, 25 Deforest Avenue, Summit, NJ 07901. Conversant Fund A, Conversant Fund B, Conversant Fund D and Conversant Fund F are alternative investment vehicles of Conversant GP Holdings LLC (“Conversant GP”) established for purpose of investing in the Company’s securities. CPIF SAF is an alternative investment vehicle of Conversant Private GP LLC (“Conversant Private GP”) established for purpose of investing in the Company’s securities. Conversant Aggregator A and CPIF K’s indirect parent entity (which wholly owns CPIF K) are alternative investment vehicles of Conversant Private GP established for purpose of investing in the securities of multiple companies. CPIF K has been established for the purpose of holding the investment of CPIF K’s indirect parent entity in the Company’s securities. Conversant Capital LLC (“Conversant Capital”) is the investment manager of and makes investment decisions for the Conversant Investors. Michael J. Simanovsky is the managing member of Conversant Capital. Conversant GP is the general partner of each of Conversant Fund A, Conversant Fund B, Conversant Fund D and Conversant Fund F. Conversant Private GP is the general partner of Conversant Aggregator A, CPIF K and CPIF SAF. Mr. Simanovsky is the managing member of Conversant GP and Conversant Private GP. By virtue of these relationships, each of Conversant Capital, Conversant GP, Conversant Private GP and Mr. Simanovsky may be deemed to beneficially own the shares of our common stock (including upon exercise of warrants to purchase our common stock) owned directly by the applicable Conversant Investors.

None of the Conversant Investors, Conversant GP, Conversant Private GP, Conversant Capital nor Mr. Simanovsky has sole voting or sole dispositive power with respect to any shares. Conversant Fund A has shared voting power and shared dispositive power with respect to 7,826,361 shares, Conversant Fund B has shared voting power and shared dispositive power with respect to 869,827 shares, Conversant Fund D has shared voting power and shared dispositive power with respect to 1,032,216 shares, Conversant Fund F has shared voting power and shared dispositive power with respect to 648,942 shares, Conversant Aggregator A has shared voting power and shared dispositive power with respect to 3,199,998 shares, Conversant Private GP has shared voting power and shared dispositive power with respect to 5,259,778 shares, CPIF K has shared voting power and shared dispositive power with respect to 224,829 shares, CPIF SAF has shared voting power and shared dispositive power with respect to 1,834,951 shares, Conversant GP has shared voting power and shared dispositive power with respect to 10,377,346 shares, and Mr. Simanovsky and Conversant Capital have shared voting power and shared dispositive power with respect to 15,637,124 shares (including, as applicable in any case, shares issuable upon exercise of warrants to purchase our common stock, as described in the second preceding paragraph).

The foregoing information regarding the Conversant Investors, Conversant GP, Conversant Private GP, Conversant Capital, Mr. Simanovsky, and their respective beneficial ownership of shares of our common stock is based solely on an Amendment No. 8 to Schedule 13D filed on March 13, 2026.

(6)

Consists of (i) 2,830,813 shares of our common stock held by Silk Partners, LP (“Silk”), and (ii) 242,752 shares of our common stock held by PF Investors, LLC (“PF Investors”). The address of Silk and PF Investors is c/o GF Investments, 810 Seventh Avenue, 28th Floor, New York, NY 10019.

Siget NY Partners, L.P. (“Siget NY”) is the general partner of Silk. Sam Levinson is the chief investment officer of Siget NY. 1271 Associates, LLC (“1271 Associates”) is the general partner of Siget NY. Simon Glick and Seymour Pluchenik are the managing members of 1271 Associates. By virtue of these relationships, each of Siget NY, 1271 Associates and Messrs. Levinson, Glick and Pluchenik may be deemed to beneficially own the shares of our common stock owned directly by Silk. Mr. Pluchenik is the manager of PF Investors, and by virtue of this relationship, Mr. Pluchenik may be deemed to beneficially own the shares of our common stock owned directly by PF Investors.

Siget NY, 1271 Associates, and Messrs. Levinson, Glick and Pluchenik do not have sole voting power or sole dispositive power with respect to any shares. Mr. Pluchenik has shared voting power and shared dispositive power with respect to 3,073,565 shares and Mr. Levinson, Mr. Glick, Siget NY and 1271 Associates have shared voting power and shared dispositive power with respect to 2,830,813 shares. Silk has sole voting power and sole dispositive power with respect to 2,830,813 shares and PF Investors has sole voting power and sole dispositive power with respect to 242,752 shares. Silk and PF Investors do not have shared voting power or shared dispositive power with respect to any shares.

The foregoing information regarding Silk, PF Investors, Siget NY, 1271 Associates, Messrs. Levinson, Glick and Pluchenik, and their respective beneficial ownership of shares of our common stock is based solely on an Amendment No. 13 to Schedule 13D filed on March 11, 2026.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, donees, transferees, distributees or other successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the pledgees, donees, transferees, distributees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.

Pursuant to the Registration Rights Agreement, we agreed to use our reasonable best efforts to keep this prospectus effective until the earlier of (i) the date when all of the securities covered by this prospectus have been sold, and (ii) the later of the date on which (A) each Selling Stockholder is able to sell the securities covered by this prospectus without restriction (including any volume limitation) pursuant to Rule 144 promulgated under the Securities Act, and (B) each Selling Stockholder together with its affiliates collectively beneficially own less than ten percent (10%) of the outstanding shares of our common stock on an as-converted basis. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus will be passed upon for us by Sidley Austin LLP.

EXPERTS

The consolidated financial statements of Sonida Senior Living, Inc. as of December 31, 2025 and 2024 and for each of the years then ended and management’s assessment of the effectiveness of Sonida Senior Living, Inc.’s internal control over financial reporting as of December 31, 2025 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting contains an explanatory paragraph relating to the exclusion of the East Lake Acquisition, the Alpharetta Acquisition, and the Jasper Acquisition from the scope of management’s assessment of the effectiveness of internal control over financial reporting and our audit of internal control over financial reporting as of December 31, 2025.

The financial statements of CNL Healthcare Properties, Inc. incorporated in this prospectus by reference to Sonida Senior Living, Inc.’s Current Report on Form 8-K dated May 13, 2026 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SONIDA SENIOR LIVING, INC.

Up to 17,109,184 Shares of Common Stock

Prospectus

June 11, 2026

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate (other than the SEC registration fee) of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby:

SEC registration fee		$45,619.93
Accounting fees and expenses		*
Legal fees and expenses		*
Printing expenses		*
Miscellaneous fees and expenses		*
Total	$	*

*	These fees are calculated based on the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145. We expect to maintain policies insuring our and our subsidiaries’ officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Article Twelfth of our Certificate of Incorporation eliminates the personal liability of each of our directors and officers to us and our stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable; provided, however, that such provision does not eliminate or limit the liability (i) for any breach of such director’s or officer’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Title 8, Section 174 of the Delaware General Corporation Law (pertaining to certain prohibited acts including unlawful payments of dividends or unlawful stock purchases or redemptions), as the same exists or as such provision may hereafter be amended, supplemented or replaced, (iv) for any transactions from which such director or officer derived an improper personal benefit or (v) of an officer in any action by or in the right of the Company. In addition, Article Twelfth provides that each of our directors or officers will not be personally liable to the fullest extent permitted by any amendment to the Delaware General Corporation Law that further limits the liability of a director and officers and is enacted after the adoption of our Certificate of Incorporation.

Article Thirteenth of our Certificate of Incorporation provides that we will indemnify any person who was, is, or is threatened to be made a party to a proceeding by reason of the fact that he or she (i) is or was a director or officer of us or (ii) while a director or officer of us, is or was serving at the request of us as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law. For purposes of Article Thirteenth, a “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, or any inquiry or investigation that could lead to such an action, suit, or proceeding. Such right includes the right to be paid by us for expenses (including without limitation attorneys’ fees) actually and reasonably incurred by such individual in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law.

The foregoing discussion of the Delaware General Corporation Law and our Certificate of Incorporation is not intended to be exhaustive and is qualified in its entirety by reference to such statute and such Certificate of Incorporation filed with the SEC.

We have obtained a directors’ and officers’ liability insurance policy insuring our directors and officers against certain losses resulting from wrongful acts committed by them as our directors and officers, including liabilities arising under the Securities Act.

We have also entered into indemnification agreements with each of our directors and executive officers. These agreements provide our directors and executive officers with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Delaware law.

The Registration Rights Agreement provides for indemnification by the Selling Stockholders of us and our officers, directors and control persons, and by us of the Selling Stockholders, for certain liabilities arising under the Securities Act or otherwise in connection with the offering by the Selling Stockholders of the shares of common stock covered hereby.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions of Delaware law, our Certificate of Incorporation and the Registration Rights Agreement, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Item 16. Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

2.1+	Agreement and Plan of Merger, dated as of November 4, 2025, by and among Sonida Senior Living, Inc., Sparti Merger Sub, Inc., SSL Sparti LLC, CHP Merger Corp. and CNL Healthcare Properties, Inc. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 5, 2025.)

Exhibit Number	Description

4.1	Second Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the SEC on March 11, 2026).

4.2	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 8, 2013).

4.2.1	Amendment to the Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 10, 2021).

4.2.2	Second Amendment to the Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 27, 2024).

4.2.3	Third Amendment to the Second Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 16, 2025).

4.3	Amended and Restated Investor Rights Agreement, dated as of March 10, 2026, by and among Sonida Senior Living, Inc., Conversant Dallas Parkway (A) LP, Conversant Dallas Parkway (B) LP, Conversant Dallas Parkway (D) LP, Conversant Dallas Parkway (F) LP, Conversant PIF Aggregator A LP, CPIF Sparti SAF, L.P., CPIF K Co-Invest SPT A, L.P., and Silk Partners, LP (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on March 11, 2026).

4.4	Amended and Restated Registration Rights Agreement, dated as of March 10, 2026, by and among Sonida Senior Living, Inc., Conversant Dallas Parkway (A) LP, Conversant Dallas Parkway (B) LP, Conversant Dallas Parkway (D) LP, Conversant Dallas Parkway (F) LP, Conversant PIF Aggregator A LP, CPIF Sparti SAF, L.P., CPIF K Co-Invest SPT A, L.P., Silk Partners, LP, and PF Investors, LLC (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on March 11, 2026).

5.1	Opinion of Tabitha T. Bailey, Esq.

23.1	Consent of Tabitha T. Bailey, Esq. (contained in Exhibit 5.1).

23.2	Consent of BDO USA, P.C., independent registered public accounting firm for Sonida Senior Living, Inc.

23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for CNL Healthcare Properties, Inc.

24.1	Powers of Attorney (included on signature pages to this registration statement).

107	Filing Fee Table.

*	To be filed by amendment or as an exhibit to a document incorporated by reference into this registration statement at a later date, in connection with a specific offering.
+

The schedules and exhibits to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (1)(i), (1)(ii), and (1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus related, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 11, 2026.

SONIDA SENIOR LIVING, INC.

By:	/s/ Brandon M. Ribar
Name:	Brandon M. Ribar
Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Sonida Senior Living, Inc. hereby constitutes and appoints Brandon M. Ribar, Kevin J. Detz, Max Levy and Tabitha T. Bailey, and each of them individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file any or all amendments (including, without limitation, post-effective amendments) to this registration statement and any and all registration statements pursuant to Rule 462(b) of the Securities Act of 1933, with any and all exhibits thereto, and all other documents required to be filed therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself or her herself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Brandon M. Ribar Brandon M. Ribar	President, Chief Executive Officer, and Director (Principal Executive Officer)	June 11, 2026

/s/ Kevin J. Detz Kevin J. Detz	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 11, 2026

/s/ Timothy J. Cober Timothy J. Cober	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 11, 2026

/s/ Michael Simanovsky Michael Simanovsky	Director and Chairman of the Board	June 11, 2026

/s/ Lilly H. Donohue Lilly H. Donohue	Director	June 11, 2026

/s/ Robert T. Grove Robert T. Grove	Director	June 11, 2026

/s/ Benjamin P. Harris Benjamin P. Harris	Director	June 11, 2026

/s/ Jill M. Krueger Jill M. Krueger	Director	June 11, 2026

/s/ Sam Levinson Sam Levinson	Director	June 11, 2026

/s/ J. Chandler Martin J. Chandler Martin	Director	June 11, 2026

/s/ Stephen H. Mauldin Stephen H. Mauldin	Director	June 11, 2026